Exhibit 3.115

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SANCHEZ SOFTWARE, LTD.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF JUNE, A.D. 1985, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWELFTH DAY OF MARCH, A.D. 1992, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF APRIL, A.D. 1993, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2004, AT 4:11 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SANCHEZ SOFTWARE, LTD.”.

	/s/ Jeffrey W. Bullock
2065235 8100H	Jeffrey W. Bullock, Secretary of State
100668541	AUTHENTICATION:	3063684
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE:	06-18-10

8901770309 CERTIFICATE OF INCORPORATION OF SANCHEZ SOFTWARE, LTD.

FIRST: The name of the corporation is SANCHEZ SOFTWARE, LTD.

SECOND: The Corporation’s registered office in the State of Delaware is to be located at 1220 King Street, P.O. Box 7, in the City of Wilmington, County of New Castle 19899. The registered agent in charge thereof is Barbara C. Siegell, Esquire.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The term for which the Corporation is to exist is perpetual.

FIFTH: The Corporation shall have the authority to issue 1,000 shares of stock all of which shall be common stock with One Dollar ($1.00) par value each.

SIXTH: The name and address of the Incorporator is as follows:

BARBARA C. SIEGELL

1220 King Street

POST OFFICE BOX 7

Wilmington, Delaware 19899

I, the UNDERSIGNED, being the Incorporator mentioned above, for the purpose of forming a corporation to do business both within and without the State of Delaware, and pursuant to the Act of the Legislature of the State of Delaware, entitled “General Corporation Law of the State of Delaware”, and the act amendatory thereof and supplemental thereto, dc make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 26th day of June, 1985.

/s/ Barbara C. Siegell
Witness			Barbara C. Siegell

STATE OF DELAWARE	:
	:	SS
COUNTY OF	:

BE IT REMEMBERED, that on this 26th day of June, 1985, personally came before me, the Subscriber, a Notary Public in and for the State of Delaware, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be the act and deed of the signer, and the facts therein stated are truly set forth.

Given under my Hand and Seal of Office, the day and year aforesaid.

(SEAL)

•

The Board of Directors of Sanchez Software, Ltd., a Corporation of Delaware, on this 26th day of February, A.D. 1992, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Parkway Building, 1020 N. Bancroft Parkway, P.O. Box 429 Street, in the City of Wilmington, County of New Castle Zip Code 19899-0429.

•

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Robert S. Lipton, Parkway Building, 1020 N. Bancroft Parkway P.O. Box 429, Wilmington, Delaware 19899-0429

•	Sanchez Software, Ltd., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

•	IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 26th day of February, A.D., 1992.

BY:
President

ATTEST:	Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
CHANGE OF LOCATION	FILED 09:00 AM 03/12/1992
Doc. 20-05/80/11/04	920725239 – 2065235

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/06/1993
931035043 – 2065235

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND/OR REGISTERED AGENT

OF

SANCHEZ SOFTWARE, LTD.

The Board of Directors of Sanchez Software, Ltd., a Corporation of Delaware, on this 30th day of March, A.D. 1993, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 103 Springer Building, 3411 Silverside Road, Wilmington, in the County of New Castle.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Organization Services, Inc.

Sanchez Software, Ltd., a Corporation of Delaware, doth hereby certify that the foregoing is a true copy of the resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and attested by its Secretary, and its corporate seal to be hereto affixed, this 30th day of March, A.D. 1993.

By:	/s/ Neal E. Gorman
Neal E. Gorman
President

ATTEST:

/s/ John G. Buckhiet
John G. Buckhiet
Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Sanchez Software, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 25th day of June, 2004.

/s/ Mariorie Nemzura
Mariorie Nemzura Vice President *

(Title)

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

[Illegible]

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:52 PM 06/29/2004
FILED 04:11 PM 06/29/2004
SRV 040480310 – 2065235 FILE